Exhibit 99.2

United Surgical Partners International, Inc.

2001 Cases and Adjusted Admissions by Quarter

Consolidated Facilities

	For the quarters ended				2001
	3/31/01	6/30/01	9/30/01	12/31/01	Total
United States — Cases	15,895	18,631	20,729	23,960	79,215
Western Europe — Adjusted Admissions	23,200	22,795	19,082	22,354	87,431